Exhibit 99.1

Hall of Fame Resort and Entertainment Company Secures Financing to Facilitate Completion of Phase II Development

Senior financing is secured to support completion of Hall of Fame Village football-themed waterpark and Hilton Tapestry Hotel

CANTON, Ohio—Nov. 9, 2022—Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football, today announces that it has secured key financing pieces totaling $78 Million to help facilitate the completion of the remaining Phase II assets for the development of the Hall of Fame Village.

HOFV has secured $50 Million from a special purpose entity under Oak Street Real Estate Capital, LLC, a division of Blue Owl (“Oak Street”), based in Chicago, on a sale-leaseback transaction to help build the planned football-themed waterpark. The company also secured substantial backing from its largest shareholder, Industry Realty Group, LLC (“IRG”). IRG’s multiple levels of support include a commitment of completion guarantee for the football-themed waterpark, a term sheet for a $28 Million senior loan to build the onsite Hilton Tapestry hotel at the Hall of Fame Village, as well as the restructuring of existing debt owed to IRG.

The Oak Street financing, coupled with the commitments from IRG, and other financing vehicles, will enable HOFV to complete the final two assets of its Phase II Development that in turn enhances revenue generation for all its business as it continues to open several unique sports-themed assets at the Hall of Fame Village campus.

“These two financing arrangements are significant signs of progress toward achieving the stated end goals of our Phase II financing plan. Our strategy to capture “just-in-time financing,” and our ability to articulate our process to shareholders and lenders, has allowed us to improve our debt profile and generate value for our shareholders – even in in the face of the global pandemic and the difficult and escalating interest rate environment,” stated Michael Crawford, HOFV president and chief executive officer.

The final two assets completing Phase II Development will be located at the north end of the campus, adjacent to the Fan Engagement Zone. The 147,000 sq. ft. football-themed waterpark will be highlighted by a waterslide tower, lazy river, wave pool, zero entry fun zone, swim up bar, and outdoor entertainment area. The seven-story, 154,000 sq. ft. premium Hilton Tapestry Hotel will feature 180 guestrooms, 10 suites, a large ballroom, several meeting rooms, an indoor pool, as well as a full service 106-seat restaurant with indoor and outdoor seating.

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About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com. Gambling problem? Call 1-800-GAMBLER – 21+ age requirement and physically present in Ohio. Subject to regulatory licensing requirements.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

Media Contact: john.lytell@hofvillage.com

Investor Contact: investor.relations@hofreco.com